                                                                    Exhibit 99.2


                   ROBERT S. SINGER NAMED ABERCROMBIE & FITCH
                      PRESIDENT AND CHIEF OPERATING OFFICER


NEW ALBANY, Ohio / May 18, 2004 - Abercrombie & Fitch (NYSE: ANF) announced today that it has named Robert S. Singer President and Chief Operating Officer. Seth R. Johnson, who has been the company's Executive Vice President and Chief Operating Officer, has announced his retirement, effective June 18, 2004.

"Bob has world-class financial and operational credentials. I am thrilled to welcome him to the Abercrombie & Fitch leadership team", said Mike Jeffries, Chairman and CEO of Abercrombie & Fitch. "At the same time, on behalf of the Board, I want to thank Seth for all that he has done for our company. He has been a valuable member of our executive team and I appreciate the leadership he has provided over the last 12 years."

As President and Chief Operating Officer, Singer will be responsible for the day-to-day operations of the company as well as for implementing the strategies and systems to support the continued growth of the company's retail formats.

Singer, 52, joins Abercrombie & Fitch from Gucci Group where he had served as Chief Financial Officer since its Initial Public Offering in 1995. He served as Executive Vice President from 1999 as the Group grew from one to nine operating divisions. Prior to joining Gucci, he was an audit partner and member of the Management Committee in Italy of Coopers and Lybrand (predecessor to PriceWaterhouseCoopers), a firm for which he also worked in New York during a 19-year career.

"I am very proud to join A&F. The company and its brands have enjoyed extraordinary success which I believe has been driven by the commitment to and passion for excellence of Mike Jeffries and his team. I look forward to working with them and contributing to the future growth of the company", said Mr. Singer.

Singer, who has lived in Italy for more than 20 years, is an American. He holds an undergraduate degree in Humanities from Johns Hopkins University as well as Masters degrees in Comparative Literature from the University of California, Irvine and in Accounting from New York University.

Abercrombie & Fitch operated a total of 706 stores at the end of the first fiscal quarter, including 170 abercrombie stores and 177 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

                                   # # # # # #

For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and Corporate
                                       Communications
                                    (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.